Exhibit 10.43
EMPLOYEE RESTRICTED STOCK UNIT
AWARD AGREEMENT
This Employee Restricted Stock Unit Award Agreement (this “Agreement”), dated as of [[GRANTDATE]] (the “Date of Grant”), is made by and between the Company, and [[FIRSTNAME]] [[LASTNAME]] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan (the “Plan”). Except where the context indicates otherwise, references to the Company shall include any successor to the Company.
WHEREAS, the Company and certain Affiliates have adopted the Plan under which participants may receive Company restricted stock units that are subject to performance-based vesting conditions;
WHEREAS, the Compensation and Talent Management Committee of the Board of Directors of the Company (the “Committee”) recommended restricted stock units (“RSUs”) for the Participant under the Plan and the Board of Directors of the Company approved such RSUs, and pursuant to the terms of the award, the Participant shall receive the number of RSUs provided for herein;
NOW, THEREFORE, in consideration for the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock Unit Award; Change in Control. The Company hereby grants to the Participant [[SHARESGRANTED]] RSUs (such number, the “Target Number” of RSUs) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the “Award”). Notwithstanding any other provisions in this Agreement to the contrary, in the event of a Change in Control, the RSUs shall be treated in accordance with Section 10.1 and Section 10.2 of the Plan.
2.Restrictions. The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 3 hereof until such restrictions have lapsed in accordance with Section 3 hereof. Upon any attempt by the Participant to transfer any of the RSUs or any rights in respect of the RSUs before the lapse of such restrictions, such RSUs and all of the rights related thereto, shall be immediately forfeited by the Participant without payment of any consideration. The restrictions applicable to the RSUs shall lapse only in accordance with Section 3 hereof.
3.Vesting/Forfeiture
a.General. Subject to Sections 3(b) - (e) hereof, the restrictions applicable to the RSUs, as described in Section 2 hereof, shall lapse with respect to one-hundred percent (100%) of the RSUs at the end of the Performance Period (as defined herein).
b.Participant Violation of Terms; Termination For Cause or Detrimental Activity. If, during the Performance Period, as determined at any time in the discretion of the Company or an Affiliate, the Participant violated any of the Participant’s obligations under this Agreement, including those provided by Section 9 hereof, or the Participant violated any of the Participant’s obligations under any separation agreement, or Participant’s actions qualify or qualified for a Termination For Cause or Detrimental Activity (each as defined in the Plan), then no RSUs will be due the Participant from the Company.
c.Death/Disability/Retirement During Performance Period. Subject to Section 3(b) hereof, in the event of a Termination during the Performance Period due to the Participant’s death or Disability, or due to the Participant’s Retirement, the restrictions applicable to the RSUs, as described in Section 2 hereof, shall lapse with respect to one-hundred percent (100%) of the RSUs.
d.Termination During Performance Period With Final Separation Agreement.
i.Subject to Section 3(b) hereof, in the event of (A) a Termination during the Performance Period and prior to an event described in Section 3(c) hereof, (B) the Participant is offered a separation agreement, (C) such separation agreement has become final and effective, and (D) the Company’s Chief Executive Officer or Chief Human Resources Officer (or, in the case of a Participant who is an executive officer of the Company as provided in the charter of the Committee, the Committee or Board of Directors) determines as a matter of discretion to apply this Section 3(d), the RSUs shall immediately be forfeited and the Company or an Affiliate will make a Prorata RSU Cash Payment (as defined herein) to the Participant as soon as practicable after (and in no case more than seventy-four days after) the end of the Performance Period (the “Payment Date”); provided, however, that if, during the Performance Period, the Participant has violated, as determined at any time in the discretion of the Company, any of the Participant’s obligations under the separation agreement, no payment will be due the Participant from the Company. The Participant understands that he or she (and not the Company or any Affiliate) shall be responsible for any tax liability that may arise with respect to any such payment, and that the Company or an Affiliate shall withhold from such payment for taxes and any other required items.
ii.The Prorata RSU Cash Payment will be equal to:
A.the lesser of the Target Number of RSUs and the number of RSUs produced by operation of Section 8 hereof; times
B.the lesser of the closing price of a Share on the Date of Grant or the date of the Committee determination pursuant to Section 8 hereof; times

C.the number of anniversaries of the beginning of the Performance Period (as defined herein) that passed as of the day following Termination divided by the total number of years in the Performance Period.
e.Other Termination During Performance Period. If, during the Performance Period and prior to an event described in Section 3(b) - (d) hereof, Termination occurs for any reason, the RSUs shall immediately be forfeited without consideration.
4.Shareholder Rights. The RSUs are bookkeeping entries only. The Participant shall not have any privileges of a shareholder of the Company with respect to the RSUs awarded hereunder, including without limitation any right to vote shares of Common Stock underlying the RSUs or to receive dividends or other distributions in respect thereof (provided that any dividends or dividend equivalents on the RSUs shall only become payable on the same date on which the RSU from which the dividend equivalent right is derived is paid, subject to the terms hereof). All such dividend equivalent rights shall be subject to the same vesting requirements that apply to RSUs from which the dividend equivalent rights are derived.
5.Legend on Certificates. Certificates evidencing the RSUs awarded to the Participant hereunder shall bear such legends as the Company may determine in its sole discretion.
6.Securities Laws Requirements. The Company shall not be obligated to issue Common Stock to the Participant free of any restrictive legend described in Section 5 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).
7.No Obligation to Register. The Company shall be under no obligation to register the RSUs pursuant to the Securities Act or any other federal or state securities laws.
8.Performance-Based Requirements. For the three-year period beginning January 1, 2023 and ended December 31, 2025 (the “Performance Period”), the Participant shall be credited with a number of RSUs equal to the Target Number of RSUs multiplied by a percentage that (1) will be determined by the Committee after the Performance Period based on the Company’s achievement of financial performance objectives established for the Performance Period and (2) will be between 0% and 200%. The performance objectives and the methodology for establishing the number of RSUs to be credited are set forth in Exhibit A hereto. The Committee shall, following the end of the Performance Period, determine whether and the extent to which the performance objectives for the Performance Period have been satisfied and the number of RSUs to be credited to the Participant. Such determinations by the Committee shall be final and binding. Any RSUs that are not credited to the Participant in accordance with the foregoing provisions of this Section 8 hereof shall terminate upon the date of such determinations by the Committee.
9.Non-Solicitation of Employees and Others. Participant agrees that from the Date of Grant until the completion of all payments (whether Shares or Cash) pursuant to this Agreement, Participant will not solicit any employee, customer, vendor, consultant, Independent Marketing Organization (or individual affiliate with any such organizations) of the Company or any Affiliate to end, reduce the time or scope of, decline to renew, or decline to extend the sales or other business volume, time, or scope of such relationship. Participant also agrees that from the Date of Grant until the end of twelve (12) months following Termination, Participant will not, without the prior written consent of the Company, and to the extent such consent is limited or conditioned, be employed by, engaged by, or otherwise assist, either as an individual or as a partner, joint venturer, employee, agent, consultant, officer, trustee, director, owner, part-owner, shareholder (except for less than 1% ownership of the common stock of a publicly-traded company), or in any other capacity, directly or indirectly, providing the same or similar activities, skills, experience, or expertise Participant performed for the Company and its Affiliates to any entities that the Company identifies as a competitor in its Compensation Discussion and Analysis publicly disclosed to the U.S. Securities and Exchange Commission within twelve (12) months on or prior to Termination. These prohibitions shall apply to each entity and its parents, subsidiaries, affiliates, or agents, or any entity with 9.9% or greater direct or indirect economic interest in any of them.
10.Timing and Manner of Payment of RSUs.
a.Subject to Section 3 hereof, and except as otherwise provided in this Section 10 hereof, as soon as practicable after (and in no case more than seventy-four days after) the end of the Performance Period (the “Payment Date”), such RSUs whose restrictions have lapsed shall be paid by the Company delivering to the Participant a number of Shares equal to the number of RSUs that are non-forfeitable on that Payment Date (rounded down to the nearest whole share). The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Participant. Delivery of any certificates will be made to the Participant’s last address reflected on the books of the Company and its Affiliates unless the Company is otherwise instructed in writing. The Participant shall not be required to pay any cash consideration for the RSUs or for any Shares received pursuant to the Award. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any RSUs that are so paid. Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue Shares in payment of the RSUs unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Shares are listed.
b.If, after the Performance Period, as determined at any time in the discretion of the Company or an Affiliate, the Participant violated any of the Participant’s obligations under this Agreement, including those provided by Section 9 hereof, or the Participant violated any of the Participant’s obligations under any separation agreement, or Participant’s actions qualify or qualified for a Termination For Cause or Detrimental Activity (each as defined in the Plan), then no RSUs will be due the Participant from the Company.

11.Payments to “Specified Employees” Under Certain Circumstances. Notwithstanding the provisions of Section 3 and Section 4 hereof, if the Grantee is deemed a “specified employee” (as such term is described in Section 409A of the Code and the treasury regulations thereunder (the “Code”)) at a time when such Grantee becomes eligible for payment upon a “separation from service” with the Company or any of its Affiliates, to the extent required to avoid taxation under Section 409A of the Code, such payments shall be made to the Grantee on the date that is six (6) months following such “separation from service,” or upon the Grantee’s death, if earlier.
12.Taxes. The Participant understands that he or she (and not the Company or any Affiliate) shall be responsible for any tax liability that may arise with respect to the RSUs granted under this Agreement. The Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes or social insurance contributions required by law to be withheld with respect to the RSUs no later than the date of the event creating such tax liability. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, in the Committee’s discretion, such amount may be paid in whole or in part by electing to have the Company retain the Participant’s Shares, with the retained Shares having a value equal to the amount of tax to be so withheld. Such Shares shall be valued at their Fair Market Value on the date of retention or delivery. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the RSUs as of the date of transfer of the RSUs rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
13.Failure to Enforce Not a Waiver. The failure of the Company or an Affiliate to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
14.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.
15.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the RSUs and this Agreement shall be subject to all terms and conditions of the Plan and this Agreement.
16.Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.
17.No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.
18.Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
19.Entire Agreement. This Agreement contains the entire agreement and understanding among the parties as to the subject matter hereof.
20.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such section hereof.
21.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
22.Amendment. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By: /s/ [name]
[name]
[title]

PARTICIPANT
[[FIRSTNAME]] [[LASTNAME]]
[[SIGNATURE]]
[[SIGNATURE_DATE]]

EXHIBIT A

[omitted]